UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

November 19, 2010

Microtune, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-31029-40	75-2883117
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2201 10th Street

Plano, Texas 75074

(Address of principal executive offices, including zip code)

(972) 673-1600

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

RSU Grant Awards for 2010

As previously disclosed in the definitive proxy statement (the “Proxy Statement”) filed with the Securities and Exchange Commission (the “SEC”) on October 19, 2010, Section 5.11(b) of the Agreement and Plan of Merger, dated as of September 7, 2010, among Zoran Corporation, a Delaware corporation (“Zoran”), Maple Acquisition Corp., a Delaware corporation and wholly owned subsidiary of Zoran, and Microtune, Inc., a Delaware corporation (“Microtune”), as it may be amended from time to time (the “Merger Agreement”), provides that Microtune shall grant Restricted Stock Unit (“RSU”) awards in an aggregate amount not to exceed 1,000,000 shares of Microtune common stock, and upon written request of Zoran, additional RSU awards in an aggregate amount up to 500,000 shares of Microtune common stock. Effective November 19, 2010, the board of directors of Microtune granted an aggregate of 1,028,950 RSU awards pursuant to the Company’s 2010 Stock Plan to certain Microtune employees, including the two executive officers set forth in the table below. These RSU grants shall vest in equal installments of 12.5% every six months over a four year term. Upon the closing of the Merger, these RSUs shall be assumed by Zoran and continue to have the same terms and conditions as in effect immediately prior to the merger, except that such RSUs shall be for that number of whole shares of common stock of Zoran equal to the product of the number of shares of Microtune common stock that were issuable under such RSUs and the Exchange Ratio as defined below (rounded down to the next whole share) and such RSUs shall be subject to the authority of the Zoran board of directors or a committee thereof. The “Exchange Ratio” is the quotient obtained by dividing $2.92 by the average of the closing sale prices for a share of Zoran common stock as quoted on the NASDAQ Global Market for the ten consecutive trading days ending with the third business day prior to closing of the merger.

Named Executive Officer	Number of RSUs Granted
Robert Kirk	55,000
Barry Koch	75,000

Item 5.07	Submission of Matters to a Vote of Security Holders.

Results of Special Meeting

A special meeting of the stockholders of Microtune was held on November 19, 2010 (the “Special Meeting”), to vote upon the following proposals: (1) a proposal to adopt the Merger Agreement, pursuant to which Microtune will be acquired by Zoran (the “Merger”) (“Proposal One”), and (2) a proposal to adjourn or postpone the Special Meeting to a later date or time, if necessary or appropriate, to solicit additional proxies in the event there are insufficient votes at the time of the Special Meeting to adopt the Merger Agreement or pursuant to the terms of the Merger Agreement (“Proposal Two”).

As of October 18, 2010, the record date for determining the Microtune stockholders entitled to vote on the proposals presented at the Special Meeting (the “Record Date”), there were 54,284,357 shares of Microtune common stock issued and outstanding. At the Special Meeting, the holders of 41,841,153 shares of Microtune’s issued and outstanding common stock were represented in person or by proxy, constituting a quorum. The approval of Proposal One required the affirmative vote of the holders of a majority of the outstanding shares of Microtune common stock entitled to vote at the Special Meeting in person or by proxy, in accordance with Delaware law.

At the Special Meeting, Proposal One was approved by stockholders representing approximately 75% of the outstanding shares of Microtune common stock entitled to vote at the Special Meeting, in person or by proxy, as of the Record Date; therefore, the vote to approve Proposal Two was not necessary.

The final voting results for Proposal One are set forth below:

FOR	AGAINST	ABSTAIN
40,702,920	1,083,471	54,762

The Merger remains subject to the satisfaction or waiver of certain other closing conditions set forth in the Merger Agreement.

Item 8.01	Other Events.

On November 19, 2010, Microtune issued a press release announcing the results of the Special Meeting and that Microtune and Zoran have agreed, subject to the satisfaction or waiver of certain conditions set forth in the Merger Agreement attached as Annex A to the Proxy Statement and summarized in such Proxy Statement, that the Merger contemplated by the Merger Agreement will close on or about November 30, 2010.

A copy of the press release is furnished as Exhibit 99.1 and is incorporated herein by reference.

Cautionary Statement Regarding Forward-Looking Statements

This document contains certain forward-looking statements about Microtune, Inc. (“Microtune”), including the expected timing of the proposed closing of the acquisition of Microtune by Zoran Corporation, that are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied in the forward-looking statements. These factors include, but are not limited to: (1) the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement; (2) the outcome of any legal proceedings that may be instituted against Microtune and others following announcement of the proposal or the merger agreement; (3) the risk that the proposed transaction disrupts current plans and operations and the potential difficulties in employee retention as a result of the merger; (4) the ability to recognize the benefits of the merger or of any combination of Microtune and Zoran Corporation; (5) the timing of the initiation, progress or cancellation of significant contracts or arrangements, the mix and timing of products sold in a particular period; and (6) the possibility that Microtune may be adversely affected by other economic, business, and/or competitive factors. Except as required by law, Microtune is under no duty to update any of the forward-looking statements after the date of this document to conform to actual results.

These and other risks that are set forth in the “Risk Factors,” “Legal Proceedings” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of and elsewhere in Microtune’s Annual Report on Form 10-K for the year ended December 31, 2009 and Microtune’s most recent Quarterly Report on Form 10-Q for the quarter ended September 30, 2010, each as filed with the Securities and Exchange Commission. Many of the factors that will determine the outcome of the subject matter of this document are beyond Microtune’s ability to control or predict.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release dated November 19, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MICROTUNE, INC.

/s/ JUSTIN M. CHAPMAN
Justin M. Chapman
Chief Financial Officer

Date: November 22, 2010